Exhibit 99.1

FOR IMMEDIATE RELEASE Alliance Holds Investor Audio Webcast and Announces Proposed Stock Purchase

SANTA CLARA, Calif. — (BUSINESS WIRE) — August 18, 2006 — On August 18, 2006, Alliance Semiconductor Corporation (Nasdaq:ALSC) (the “Company”) held an investor audio webcast to discuss recent developments including the sale of most of its operating assets. Details for accessing the webcast are provided below. During the audio webcast, Alliance announced that its board of directors has authorized a modified “Dutch Auction” tender offer. The Company intends to spend up to $30 million to repurchase up to 10,909,090 shares of common stock, or up to 30.7% of the outstanding shares at a price per share not greater than $3.00 and not less than $2.75. The tender offer is expected to commence on August 25, 2006 and to expire at 12:00 midnight, Eastern Daylight Time, on September 25, 2006, unless extended.

This modified “Dutch Auction” will allow shareholders to indicate how many of their shares and at what price within the $2.75 to $3.00 range the shareholders wish to tender. Based on the number of shares tendered and the prices specified by the tendering shareholders, the Company will determine the lowest price per share within the range that will enable it to purchase up to $30 million worth of shares, or a lower amount depending on the number of shares properly tendered. All shares accepted in the tender offer will be purchased at the same price. The Company will not purchase shares below a price stipulated by a shareholder, and in some cases, may purchase shares at prices above a shareholder’s stipulated price. Specific instructions and a complete explanation of the terms and conditions of the tender offer will be in the offer to purchase and related materials which will be mailed to shareholders of record promptly after commencement of the tender offer.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company’s common stock. The solicitation of offers to buy the Company’s common stock and specific instructions will only be made pursuant to the offer to purchase and related materials to be sent to stockholders beginning promptly after the commencement of the tender offer. Stockholders should read those materials carefully because they will contain important information, including the various terms and conditions of the tender offer. Once available, stockholders will be able to obtain copies of the offer to purchase and related materials filed by the Company as part of the statement on Schedule “TO” and other documents filed with the Securities Exchange Commission through the Commission’s internet address at http://www.sec.gov without charge when these documents become available.

Webcast Details

Alliance’s audio webcast began at 8:30 a.m. Eastern Daylight Time (5:30 a.m. Pacific Daylight Time) today, and was led by Bryant Riley, Chairman of Alliance’s board of directors. The session may be accessed at http://www.alsc.com. The webcast will be available for replay through September 18, 2006.

Forward-Looking Statements

Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for the Company or our subsidiaries to differ materially from those discussed in forward-looking statements include: changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the semiconductor and communications industries; our ability to sustain historical margins; increased competition; increased costs; increases in our cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.